UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  April 29, 2008

TENNANT COMPANY

(Exact name of registrant as specified in its charter)

Minnesota	1-16191	41-0572550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 North Lilac Drive, P.O. Box 1452 Minneapolis, Minnesota	55440
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (763) 540-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Compensatory Arrangement of Certain Officers.

Approval of Tennant Company 2009 Short-Term Incentive Plan

On April 29, 2008, our shareholders approved the Tennant Company 2009 Short-Term Incentive Plan (the “2009 STIP”). The 2009 STIP was previously approved by our board of directors on February 21, 2008, upon recommendation of our compensation committee. The 2009 STIP was submitted for shareholder approval so that amounts paid thereunder could qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code. Section 162(m) limits the deductibility of compensation paid to our covered officers to $1 million per year. This limitation does not apply to “performance-based compensation.” One of the conditions for qualification as “performance-based compensation” is that the shareholders must approve the material terms of the performance targets and re-approve those material terms every five years. Amounts paid under the objective performance targets established under the 2009 STIP will, under current tax law, qualify as performance-based compensation.

Below is a summary of the material terms of the 2009 STIP. A copy of the 2009 STIP is filed herewith as Exhibit 10.1.

Purpose.   The purpose of the 2009 STIP is to promote our objective of linking pay and performance by providing cash awards to designated members of the management team to encourage them to produce a superior return for our shareholders. The 2009 STIP gives the Compensation Committee and a management committee consisting of one or more of our Chief Executive Officer, Vice President of Human Resources and Administration, Chief Financial Officer and other senior management team members (the “Management Committee”) discretion to choose one or more appropriate performance measures by which to measure the performance of our management team members in any given performance period. The performance measures are set at the beginning of each performance period. The 2009 STIP is a multi-year plan that can be used for awards in 2009 and future years. Our Compensation Committee retains the authority to establish compensation programs for our executive officers from time to time in order to provide incentives for our executive officers.

Administration.   The Compensation Committee, all of whose members are independent, outside directors, will administer the 2009 STIP to the extent that awards relate to executive officers, and the Management Committee will administer the 2009 STIP to the extent that awards relate to other members of our management team. The Compensation Committee and the Management Committee, as applicable, are collectively referred to as the “Committee.” The Committee will have the authority to grant cash incentive awards upon such terms, consistent with the terms of the 2009 STIP, as it considers appropriate, to eligible employees. The Committee will have authority to interpret all provisions of the 2009 STIP, to establish, amend, waive and rescind rules and regulations relating to the administration of the 2009 STIP and to make all other determinations necessary or advisable for the administration of the 2009 STIP.

Eligibility.   Any executive officer and any other member of our management team designated by the Committee from time to time is eligible to participate in the 2009 STIP. The Committee determines which executive officers or other management team members, as the case may be, will participate in the plan for a given year or other performance period.

Determination of Performance Measures.   Awards may be based on one or more of the following performance measures chosen by the Committee: revenue; earnings or earnings before income tax; net earnings; economic profit, defined as net operating profit after taxes less a charge for the net assets used in the business; inventory; receivables; total or net operating asset turnover; operating income; operating expense; total shareholder return; return on equity; return on invested capital; and working capital.

In addition, for any award to a participant who is not a covered officer under Section 162(m) of the Internal Revenue Code or that is not intended to constitute performance-based compensation under Section 162(m) of the Internal Revenue Code, the performance measures may include, alone or in combination with the performance measures listed above, such other targets as the Committee may determine.

The Committee may select different performance measures for different participants in any performance period. In addition to selecting the performance measures, the Committee will also approve the level of attainment required to earn a payment under an award. The required level of attainment can be measured as an absolute amount, on a per share basis, as a growth rate, as a change from a prior performance period or relative to a designated peer group or index of comparable companies. The performance measure may be tied to corporate, group, unit, division, affiliate or individual performance. In recent years, the Committee has selected economic profit, defined as net operating profit after taxes less a change for net assets used in the business, as the performance measure for annual cash incentives.

Determination of Cash Incentive Amounts.   The degree of attainment for each participant to receive an award will be determined by Committee at the beginning of the performance period. At the end of the performance period, the Committee will certify the degree to which performance measures were attained and pay out any earned awards in the form of cash payments. The Committee has discretion to exclude the effects of extraordinary items, unusual or non-recurring events, changes in accounting principles, realized investment gains or losses, discontinued operations, acquisitions, divestitures, material restructuring or impairment charges and any other items the Committee determines is necessary to compute performance on a comparative basis, so long as such adjustments to awards qualifying as performance-based compensation under Section 162(m) of the Internal Revenue Code will not disqualify the award.

Maximum Payments.   The maximum amount payable under the 2009 STIP to any covered officer under Section 162(m) of the Internal Revenue Code for any year cannot exceed $2 million.

Amendments.   The Committee may at any time terminate, suspend or modify the 2009 STIP. Amendments are subject to approval of the shareholders only if such approval is necessary to maintain the 2009 STIP in compliance with the requirements of Section 162(m) of the Internal Revenue Code.

Item 9.01.    Financial Statements and Exhibits.

The following Exhibit is being filed herewith:

No.	Exhibit	Manner of Filing
10.1	Tennant Company 2009 Short-Term Incentive Plan	Incorporated by reference to Appendix A to the Company’s proxy statement for the 2008 Annual Meeting of Shareholders, filed on March 14, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

TENNANT COMPANY

Date: May 2, 2008	/s/ Heidi M. Hoard
Heidi M. Hoard
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit	Description	Method of Filing

10.1	Tennant Company 2009 Short-Term Incentive Plan	Incorporated by Reference.